                                                                   EXHIBIT 10.13

                                 LEASE AGREEMENT

        THIS LEASE AGREEMENT ("Lease") is made and entered into on this the 30th day of September, 2003 and is effective as of the 1st day of October, 2003 (the "Effective Date"), by and among MISSISSIPPI BAPTIST MEDICAL CENTER, INC., a Mississippi corporation ("Baptist"), MISSISSIPPI BAPTIST HEALTH SYSTEMS, INC., a Mississippi Corporation (together with Baptist, "Lessor"), MISSISSIPPI HOMECARE OF JACKSON, LLC, a Mississippi Limited Liability Company ("Lessee"), MISSISSIPPI HEALTH CARE GROUP, LLC, a Mississippi Limited Liability Company ("Parent"), LHC GROUP, LLC, a Louisiana Limited Liability Company ("Guarantor").

        WHEREAS, Lessor owns certain assets (the "Assets"), inventory and supplies ("Inventory") utilized in the operations of a home health agency that provides home health care services in Yazoo, Copiah, Rankin and Hinds Counties, Mississippi (the "Agency Operations"); and

        WHEREAS, Lessor owns home health agency License Number 1294 issued by the Mississippi State Department of Health Division of Licensure and Certification that allows it to provide home health care services (the "Home Health License"), and Lessor desires to lease said Home Health License and the Assets to Lessee and to sell the Inventory to Lessee upon the terms and conditions set forth herein; and

        WHEREAS, Lessor possesses certain provider numbers for the operation of the home health agency, namely Medicare Provider Number 257082, Medicaid Provider Number 0770125, and Blue Cross Provider Number 000070264 (each a "Provider Number" and collectively, the "Provider Numbers"), and Lessor desires to lease those Provider Numbers to Lessee upon the terms and conditions set forth herein; and

        WHEREAS, Lessee desires to lease the Lessor's Home Health License, the Assets and the Provider Numbers, to purchase the Inventory, and to provide Agency Operations upon the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, Lessor and Lessee agree as follows:

1. Lease of Assets. Subject to the terms and conditions set forth herein, beginning on October 1, 2003 (the "Commencement Date"), Lessor hereby agrees to lease to Lessee and Lessee agrees to lease from Lessor the Home Health License and the Provider Numbers, the terms of which are incorporated herein by reference, on an exclusive basis during the Term of this Lease (as hereinafter defined). Also leased herein, beginning on the Commencement Date, are the Assets that are used by Lessor in the Agency Operations and are more particularly described on the attached Exhibit A.

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2.   Lease Payments and Other Considerations.

     a. Lease Payments. Lessee agrees that it shall pay the following rent ("Rent") to Lessor per contract year, payable in advance, in equal monthly installments, during the Initial Term of this Lease (as hereinafter defined) for the lease of the Home Health License and the
          Assets:

          THE SUM OF TWO HUNDRED FORTY-THREE THOUSAND AND NO/100 DOLLARS ($243,000.00) PER ANNUM, payable in monthly installments of $20,250.00 per month.

          Lessee shall make such rental payments to Lessor at 1225 N. State Street, Jackson, Mississippi 39202, Attn: David Jackson, or such other address as Lessor may specify in writing to Lessee from time to time. Rental payments shall be made on a monthly basis on or before the 5th day of each month, beginning on October 1, 2003.

     b. Assumption of Liabilities and Contracts. As of the Commencement Date and in partial consideration for this Lease, Lessee hereby assumes the payment and performance of (collectively the "Assumed Liabilities") all payments and performances from and after the Commencement Date under any and all of the Leases and Contracts as set forth on Schedule 4 and 5 to Exhibit A hereto (collectively the "Assumed Contracts"). On the Commencement Date, Lessor hereby agrees to assign, transfer and delegate all rights, obligations and duties of the Lessor under the Assumed Contracts and Lessee shall accept such assignment and delegation as of the Commencement Date and shall assume the payment and performance under the Assumed Contracts from and after the Commencement Date.

     c. Accounts Receivable for Patients With Ongoing Episode of Care; Accounts Receivable Generally. All accounts receivable and claims for payment, whether billed or unbilled on the Commencement Date, for services rendered by Lessor on or before the Commencement Date (the "Ongoing Accounts Receivable") for Medicare patients in an ongoing episode of care on the Commencement Date and who remain under care of Lessee following the Commencement Date shall be allocated to Lessee on an accrual basis for services rendered by Lessee; provided, however, that Ongoing Accounts Receivable attributable to each Medicare patient shall be allocated to Lessor according to a formula consisting of the product of the total HHRG payment due for the current episode of care for each Medicare patient and a fraction, the numerator of which shall be the number of days elapsed from the beginning of the then current episode of care for the patient through the Commencement Date and the denominator of which is 60. All Ongoing Accounts Receivable shall be collected by Lessee and promptly remitted to Lessor and Lessee, as described in this paragraph.

          i. All other Accounts Receivable, but not including the Ongoing Accounts Receivable, shall be and remain the property of Lessor, and Lessor shall have responsibility for collection of the same.



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          ii.  For purposes of illustration only, the following example of allocation of Medicare Ongoing Accounts Receivable is provided:

               (1)  HHRG Payment Due: $3,000

               (2)  Episode Beginning Date: September 10, 2003

               (3)  Commencement Date: October 1, 2003

               (4) $3,000 x (20/60) = $1,000 = amount allocated to Lessor for services rendered to this patient prior to the Commencement Date (and $2,000 allocated to Lessee).

     d. Employees. As of the Commencement Date, Lessee shall offer employment to all personnel employed by or on behalf of Lessor in respect of the Agency Operations (the "Employees") immediately preceding the Commencement Date. Such offers of employment shall be at least at their current hourly rates of pay as reflected on Exhibit "D", together with the other benefits customarily provided by Lessee to its existing employees with the effective date of coverage being October 1, 2003, provided, however, that Lessee shall have the discretion to modify such rates of pay and benefits as is consistent with prudent management of the Agency Operations. Each person hired will be required to complete all documents reasonably required by Lessee and its affiliates of new employees. Lessee shall give all such employees full credit for all accrued vacation, sick leave and holiday pay. To the extent any Employees accept such employment, the tenure of such employee shall be measured by Lessee from the date of hire by Lessor of such employee for the determination of vacation, sick leave, work preferences, eligibility for and vesting in pension and retirement benefits (but not for purposes of benefit accruals under any pension or retirement plan covering such employee) and similar benefits related to the future Agency Operations. Lessee may terminate an employee at any time with or without cause. Lessee assumes no other claims or obligations, whether asserted or unasserted, for employee benefits, including wage and hour, overtime, time off, deferred compensation, pension, vacation, sick leave, holiday pay, bonuses or other claims. Lessee represents that it has not been advised by any governmental agency that it is in violation of any statute or regulation governing employment practices. Lessee is and intends to remain an equal opportunity employer.

     e. Inventory. As of the Commencement Date, Lessor and Lessee shall have conducted a review and accounting of the Inventory utilized by Lessor in its home health operations and listed on Exhibit "E" attached hereto. Exhibit "E" shall also include Lessor's cost for such Inventory. As additional consideration for this Lease, Lessor shall sell the Inventory to the Lessee and Lessee shall purchase from Lessor the same, with the purchase price for such Inventory being Lessor's cost for the same. The purchase price for the Inventory shall be paid to Lessor at Closing.

     f. Coordination Services. In consideration of the lease of the Assets, Lessee agrees to provide to Lessor home health coordination services as set forth in Appendix A hereto.


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3.   Security Interest. As security for payment of the Lease Payments and
     Assumed Liabilities and any other amounts due under this Lease and performance of all obligations under this Lease by Lessee, the Lessee grants Lessor a first priority security interest in the Home Health License, the Assets, including any Replacement Assets (the "Leased Assets"), and the Inventory. Lessee further grants a security interest in all other assets of the Lessee (the "Other Assets"), whether now owned or hereafter acquired, including without limitation the following (all of the Leased Assets and Other Assets being hereinafter called the "Collateral"), and Lessor acknowledges it shall not have first priority security interest in the portion of the Collateral constituting Other Assets: all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles). The Lessee hereby irrevocably authorizes the Lessor at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Lessee or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Lessee is an organization, the type of organization and any organizational identification number issued to the Lessee and, (ii) in the case of a financing statement filed as a fixture filing a sufficient description of real property to which the Collateral relates. The Lessee agrees to furnish any such information to the Lessor promptly upon the Lessor's request. To further the attachment, perfection and priority of, and the ability of the Lessor to enforce, the Lessor's security interest in the Collateral, and without limitation on the Lessee's other obligations in this Agreement, the Lessee agrees, in each case at the Lessee's expense, to take such Collateral as required to ensure that the Lessor maintains a security interest in the Collateral. Lessee agrees that Lessor shall hold and possess a first priority security interest in the Home Health License, the Assets and the Inventory during the Term of the Lease (as hereinafter defined) and until all obligations under this Lease have been irrevocably paid in full. Lessee agrees and acknowledges that Lessor has acquired a secured interest in the cash collateral of the estate as governed by 11 USC ss. 363 pursuant to this Section 3 and will not use any cash of the estate or income generated by the Home Health License without the written consent of Lessor, if Lessee files a petition under Title 11 of the United States Code, hereinafter the "Bankruptcy Code". If Lessee files a petition under the Bankruptcy Code or under any other similar federal or state law, Lessee unconditionally and irrevocably agrees that Lessor shall be entitled, and Lessee hereby


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


     unconditionally and irrevocably consents, to relief from any automatic stay so as to allow Lessor to exercise its rights and remedies under this Agreement with respect to the rights and property subject to the security interests, including taking possession of said Collateral. In such event, Lessee hereby agrees that it shall not, in any manner, oppose or otherwise delay any motion filed by Lessor for relief from the automatic stay. Lessor's enforcement of the right granted herein for relief from the automatic stay is subject to the approval of the bankruptcy court in which the case is then pending. Lessee represents to Lessor that it has considered and evaluated the prospects and feasibility of the reorganization of its business under Chapter 11 of the Bankruptcy Code, including the sale of the business, the sale of all or substantially all of its assets, the restructuring of its assets and liabilities, and a liquidation. Lessee represents to Lessor that, based on the foregoing consideration and evaluation, if Lessee is unable to comply with, or otherwise defaults under this Lease, Lessee will not then have any realistic prospect of an effective reorganization. If Lessee files a petition under the Bankruptcy Code or under any other similar federal or state law, Lessee hereby unconditionally and irrevocably agrees that it shall not, in any manner, oppose or challenge any assertion by Lessor that Lessee does not have any realistic prospect of an effective reorganization unless, and only to the extent that, there has been a material change or material changes in the circumstances of Lessee from the date hereof, which was or were not contemplated by or in this Lease. It shall be presumed that there has not been a material change in the circumstances of Lessee unless each and every such change is specifically identified by Lessee and supported with adequate and competent evidence thereof. However, in the event that Lessee does file a petition in bankruptcy, Lessee agrees to execute all documents necessary and to take all such further actions as may be required to transfer the Home Health License and Assets to Lessor. Lessee further agrees to provide Lessor with any and all reasonable assurances of its security that Lessor may request, including the execution of documents acknowledging Lessor's security interests and the provision of Lessee's, Guarantor's and Parent's financial statements, provided that any such request is made during the Term of this Lease (as hereinafter defined) unless all obligations under this Lease have not been irrevocably paid and satisfied in full in which case this obligation shall extend until such time as all obligations under this Lease have been irrevocably paid and satisfied in full.

4.   Term of Lease. The initial term of this Lease shall be for a period of five
     (5) years beginning on the Commencement Date (the "Initial Term"). The Initial Term, plus any Renewal Term(s) (as hereinafter defined), constitute the term of this Lease (the "Term").

     a. This Lease automatically shall be extended for one (1) consecutive five (5) year term (a "Renewal Term") unless Lessor shall give written notice to the Lessee of its desire to terminate one hundred eighty
          (180) days prior to the expiration of the Initial Term.

     b. Upon conclusion of the second year of the Initial Term, either party may terminate this Lease with or without cause by giving at least one hundred eighty (180) days prior written notice to the other party of its desire to terminate the Lease.

     c. This Lease may be further extended for up to two (2) consecutive Renewal Terms, provided that the parties agree in writing to extend the Lease for an additional Renewal Term one hundred eighty (180) days prior to the expiration of the current Renewal Term.

     d. The parties agree that the terms of such Renewal Term shall be upon the same terms as set forth in this Lease, or upon similar terms, except that the Rent for the Renewal Term shall be negotiated in good faith between the parties at least ninety (90) days prior to the end of the immediately preceding Initial Term or Renewal Term (as the case may be) and shall be no less than the greater of (i) fair market value of this Lease, calculated for the period of the Renewal Term or (ii) the sum of the Rent due during the then existing Term plus an adjustment amount equal to the Rent due during the then existing Term multiplied by the average consumer price index ("CPI") for the immediately preceding contract year. Upon termination or other expiration of this Lease for any reason other than an exercise of the Option (as hereinafter defined), Lessee agrees that it shall return the Home Health License, the Provider Numbers and Assets to Lessor, take all such regulatory and legal actions (at Lessee's expense) as may be necessary or expedient to transfer the Home Health License, the Provider Numbers and Assets to Lessor, and execute all necessary documents in connection therewith.

5.   Option Rights.


     a. In partial consideration for this Lease, Lessee hereby is granted an option to purchase the Home Health License and the Assets (the "Buy Option") which may be exercised in the event that the Lessor gives notice of its intention not to renew the Lease at the end of the Initial Term or any Renewal Term or the Lessor terminates the Lease without cause pursuant to Section 4.b. of this Agreement. In the event Lessee desires to exercise the Buy Option, Lessee must give Lessor at least sixty (60) days prior written notice of its intention to exercise the Buy Option. The price of exercising the Buy Option shall be Three Hundred Percent (300%) of the Lessee's Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the fiscal year ending prior to the exercise of the option, calculated as set forth herein, plus the sum of Five Hundred Thousand Dollars ($500,000), but in the event that 300% EBITDA equals zero or is a negative number, the exercise price for the Buy Option as set forth in this Section 5.a. shall not be less than the sum of Five Hundred Thousand Dollars ($500,000), all of which shall be payable in cash or certified funds to Lessor at the Option Closing (as hereinafter defined).

     b. In partial consideration for this Lease, Lessor hereby is granted a right to require the Lessee to purchase from Lessor the Home Health License and the Assets (the "Put Option") which may be exercised in the event that the Lessee gives notice of its intention not to renew the Lease at the end of the Initial Term or any Renewal Term or the Lessee terminates the Lease pursuant to Section 4.b. of this Agreement. In the event Lessor desires to exercise the Put Option, Lessor must give Lessee at least sixty (60) days prior written notice of its intention to exercise the Put Option. The price of exercising the Put Option (the "Put Option Price") shall be Three Hundred Percent (300%) of the Lessee's EBITDA for the fiscal year ending prior to the exercise of the option, calculated as set forth herein, plus the sum of Five Hundred Thousand Dollars ($500,000), but in the event that 300% of Lessee's EBITDA as calculated herein equals zero or is a negative number, the Put Option Price as set forth in this Section 5.b. shall not be less than the sum of Five Hundred Thousand Dollars ($500,000), all of which shall be payable in cash or certified funds to Lessor at the Option Closing (as hereinafter defined). Lessee and its Parent further agree to provide to Lessor (i) annual financial statements of Lessee, Parent and Guarantor and (ii) annual Medicare cost reports with respect to the operations of Lessee within the ninety (90) day period following the end of each fiscal year occurring during the Term of this Lease. In the event that the State of Mississippi ceases to require a Certificate of Need for home health licensure during the Term of the Lease, the fair market value of the License and the Leased Assets, as determined by an independent appraiser or certified public accountant agreeable to the parties, shall be substituted for the Five Hundred Thousand Dollars ($500,000) portion of the Put Option Price as set forth in this Section 5.b.

     c. Upon termination or other expiration of this Lease without the prior exercise of either Lessee's Buy Option or Lessor's Put Option (each an "Option" and collectively, the "Options"), the Options expire without any residual rights accruing to Lessee or Lessor, as the case may be, as a result of said expiration. Lessor and Lessee further agree to release the other from any obligations resulting or arising from the Options once the Options have expired without exercise.

     d. Unless a different closing date is selected by the mutual written agreement of the parties, the closing date for the exercise of the Option (the "Option Closing") shall be that date which is sixty (60) days following the date that notice of exercise of the Option was received by such party or its agent. Notice of exercise of the Put Option may be given simultaneously with a notice of material breach, and if so given, the rights and obligations of the parties pursuant to the Put Option being exercised shall govern, except that in the case of simultaneous notice of material breach and exercise of the Put Option, the Option Closing shall take place thirty (30) days following the date that notice of material breach was received by such party or its agent.

     e. For purposes of this Lease, EBITDA shall be determined in accordance with Generally Accepted Accounting Principles ("GAAP"). Under no circumstances shall any overhead payment, management fee, distribution, dividend or other payment payable directly or indirectly to Lessee, Parent or Guarantor or to any affiliate or related party of any of Lessee, Parent or Guarantor on account of this Lease or the

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          Agency Operations contemplated herein exceed thirteen percent (13%) of the gross revenue of Lessee, and any such payment made in contravention of this paragraph shall be excluded in the calculation of EBITDA.


6. Default and Termination. In the event of a material breach of this Lease by either party (each a "Default Event"), the other party may, at any time after giving thirty (30) days written notice of the breach, terminate this Lease by a further written notice of termination; provided, however, if the breaching party, prior to receiving such notice of termination, has cured the breach, this Lease shall remain in full force and effect, subject to the Option rights described in Section Five (5) herein. Notwithstanding the preceding sentence, Lessor shall have the right to terminate this Lease immediately upon the occurrence of any of the following events (each a "Termination Event"):

     a. failure or refusal by Lessee to pay Rent or any other sum or payment when due hereunder to Lessor;

     b. failure of Lessee to maintain the Home Health License in good standing or failure of Lessee to maintain its Medicare and Medicaid provider certification in good standing;

     c. inability of Lessee to operate a home health care agency due to loss of license or accreditation, fire, natural disaster, change of laws, sale or other disposition of Lessee, or a change of laws, accreditation standards, or other cause beyond Lessee's control;

     d. violation of laws, regulations, or applicable agency policy that is applicable to the operation of a home health agency where such violation has a likelihood of jeopardizing the Home Health License or Medicare and Medicaid provider certification of Lessee or has a substantial likelihood of imposing a material fine;

     e. change of standards by an approved accrediting body or in state or federal laws or regulations, including, but not limited to, changes in the law or regulations concerning home health licensure, beyond Lessee's control;

     f. cancellation, termination, or reduction of insurance coverage as set forth in Section Fifteen (15) hereof;

     g. violation of law by Lessee or its agents and which is likely to result in material financial injury to Lessee;

     h. the Lessee institutes or consents to any proceeding under the Bankruptcy Code of the United States or any other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar


                                       8


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          debtor relief laws (collectively the "Debtor Relief Laws") relating to it or to all or any part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of the Lessee; or any proceeding under a Debtor Relief Law relating to the Lessee or to all or any part of its property is instituted without its consent; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of its property;

     i. vacating of any of the Leased Premises (as that term is defined in each of the Leases listed on Schedule 4 to Exhibit A) (collectively as defined in each Lease, the "Leased Premises") by Lessee;

     j. encumbering or otherwise pledging as security any of Lessee's property without the consent of Lessor;

     k. failure of Lessee to fully and timely perform the covenants, obligations or agreements of Lessee under this Agreement within thirty
          (30) days after the date Lessee receives written notice of such failure of performance;

     1. LHC Group, LLC fails to own, directly or indirectly, at least 90% of Lessee or Lessee enters into a management or similar agreement for the operation of Lessee with any party other than the Guarantor without the prior written approval of Lessor.

     Notwithstanding anything to the contrary contained in this Section Six (6), this Lease shall continue for at least the period of time required to transfer patients so as not to jeopardize their medical care.

7. Remedies. Upon the occurrence of a Default Event or a Termination Event, Lessor may:

     a.   Accelerate all Rents due under this Lease; and/or

     b. Terminate this Lease, in which event Lessee shall immediately surrender the Assets (including the Substitute Assets) and Leased Premises to Lessor as herein provided, and if Lessee fails to surrender the Assets (including the Substitute Assets) and Leased Premises, Lessor may, without prejudice to any other remedy which Lessor may have for possession of the Leased Premises, expel or remove Lessee and any other person who may be occupying the Assets (including the Substitute Assets) and Leased Premises, or any part thereof. In such event Lessee shall transfer to Lessor as liquidated damages all inventory maintained in the Leased Premises and Lessee's equipment located in the Leased Premises to Lessor; and/or

     c. Enter upon and take possession of the Assets (including the Substitute Assets) and Leased Premises and expel or remove Lessee and any other person who may be occupying the Assets (including the Substitute Assets) and Leased Premises or any part thereof without terminating this Lease, and exercise Lessor's good faith efforts to relet the Leased Premises, on behalf of Lessee, on the best terms, conditions and rents; and in such event Lessor may seek such damages and remedies as are available at law or in equity including any cost or expense incurred by Lessor in connection with the reletting of the Leased Premises or any deficiency in total financial consideration that may arise by reason of such reletting; and/or

     d. Protect, exercise and enforce its rights as a secured party with respect to the Collateral in accordance with applicable law including the right to retain the Collateral in full or partial satisfaction of the obligations due under this Lease.

8. Surrender of Possession. Upon the expiration or termination of the Lease Term, howsoever effected, Lessee shall forthwith surrender the Leased Premises and the Assets (including the Substitute Assets) (as defined in Section Seventeen (17) herein) to Lessor, free and clear of all claims, liens, security interests and other encumbrances (except those existing on the Effective Date), and other encumbrances approved in writing by Lessor during the Lease Term and in as good working order and condition as on the Effective Date, ordinary wear and tear excepted. Lessor's Assets and Substitute Assets shall be surrendered to Lessor and all equipment surrendered shall have an aggregate functional capability at least equal to the aggregate functional capability of the equipment and Assets owned by or leased by Lessor and leased to Lessee as of the Commencement Date. Lessor shall have the option to purchase all or any portion of the inventory on hand as of the expiration or termination of this Lease for a purchase price equal to the lesser of the cost to Lessee or the market value of such inventory so purchased. If Lessor exercises such purchase option, Lessee shall execute and deliver to Lessor such bills of sale and assignments and other documents as Lessor may require. All assets owned by Lessee and not purchased by Lessor shall remain the sole and exclusive property of Lessee upon termination or expiration of this Lease. To the extent Lessor does not exercise Lessor's purchase option in respect of Lessee's equipment or inventory as described herein, Lessee may remove Lessee's equipment or inventory from the Leased Premises upon the expiration or termination without cause of the Lease Term; provided, however, that Lessee shall be responsible for and shall immediately repair any damage to the Leased Premises caused by the removal of Lessee's equipment.

9. Representations and Warranties of Lessor. Lessor hereby represents and warrants to Lessee as follows:


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


     a. Lessor is a non-profit corporation duly organized and validly existing under the laws of the State of Mississippi;

     b. Lessor has full and complete authority from its Board of Directors to enter into this Lease and to execute all instruments incident hereto, and to carry out the provisions of such documents;

     c. The signatures appearing for Lessor on this Lease have been affixed pursuant to such specific authority as, under applicable law, is required to bind Lessor;

     d. This Lease constitutes a legal, valid and binding obligation of Lessor, enforceable in accordance with its terms;

     e. As of the date hereof, and as of the Effective Date, the Assets and the Home Health License will be free and clear of all liens and encumbrances, except as disclosed on Exhibit "B" hereto, the terms of which are incorporated herein by reference;

     f. The Home Health License is in full force and effect, and (to the knowledge of Lessor) no event has occurred which results in, whether presently or with the passage of time, a material event of default thereunder; and

     g.   Lessor is the true and correct owner of the Home Health License.

10. Representations and Warranties of Lessee. Lessee hereby represents and warrants to Lessor as follows:

     a. Lessee is a limited liability company duly organized and validly existing under the laws of the State of Mississippi;

     b. Lessee has full and complete authority from its Manager and Members to enter into this Lease and to execute all instruments incident hereto, and to carry out the provisions of such documents;

     c. The signatures appearing for Lessee on this Lease have been affixed pursuant to such specific authority as, under applicable law, is required to bind Lessee; and

     d. This Lease constitutes a legal, valid and binding obligation of Lessee, enforceable in accordance with its terms.

11. Representations and Warranties of Guarantor and Parent. Guarantor and Parent hereby represent and warrant to Lessor as follows:

     a. Guarantor is a limited liability company duly organized and validly existing under the laws of the State of Louisiana, and Parent is a limited liability company duly organized and validly existing under the laws of the state of Mississippi;

     b. Guarantor and Parent each have full and complete authority from their respective Managers and Members to enter into this Lease and to execute all instruments incident hereto, and to carry out the provisions of such documents;

     c. The signatures appearing for Guarantor and Parent on this Lease have been affixed pursuant to such specific authority as, under applicable law, is required to bind Lessee; and

     d. This Lease constitutes a legal, valid and binding obligation of Guarantor and of Parent, enforceable in accordance with its terms.

12. Covenants of Lessor. During the Term of this Lease, Lessor covenants that it shall take all actions reasonably necessary to assist Lessee in maintaining the Home Health License in good standing.

13. Covenants of Lessee. Lessee covenants that during the Term of this Lease, it shall:

     a. Maintain the insurance coverages provided for in Section Fifteen (15) below at its sole cost and expense;

     b. Only operate a home health care agency and, at Lessee's sole cost, maintain all authorizations, licenses and permits necessary for the operation of the home health care agency and utilize the Home Health License and all other authorizations, licenses or permits necessary for operation in substantial compliance with all Federal, state and local laws and regulations;

     c. Make the payments provided for in Section Two (2) above as and when such payments become due and owing and pay as and when due the Assumed Liabilities and perform all obligations under the Assumed Contracts and this Lease Agreement;

     d. Take all actions necessary to obtain and maintain in full force and effect the Home Health License and Medicaid and Medicare provider agreements and to obtain and maintain all permits necessary for the operation of the home health care agency;

     e. Not encumber in any way or place a lien upon or permit a lien to attach to the Home Health License or any of its property without the prior written consent of Lessor;

     f. Obtain such financing and all governmental approvals necessary for the Agency operations and to effect capital improvements and expenditures as are consistent with prudent management and fiscally responsible home health care operations.

     g. At Lessee's sole cost and expense, keep and maintain its property in good working order and condition, ordinary wear and tear excepted. In this regard, Lessee shall be responsible for the maintenance, repair and replacement, if necessary, of all its trade fixtures, equipment, machinery, and other property including the Assets leased hereunder. Routine maintenance, repair and replacement operations undertaken by Lessee with respect to the Assets and Leased Premises pursuant to Lessee's obligations hereunder shall not require Lessor's consent. Lessee acknowledges that Lessor shall have no obligations concerning repairs to or maintenance of the Assets or the Leased Premises leased hereunder or for any other property of the Lessee.

     h. Lessee shall be responsible for and shall pay prior to delinquency any and all federal, state or local taxes incurred or assessed in connection with Lessee's operation of its business, including all taxes with respect to the Assets and the Leased Premises, including, without limitation, federal and state income taxes, franchise taxes, FICA, FUTA, unemployment taxes and other applicable taxes.

14. Medicare Provisions. Lessor shall cause to be properly prepared, signed and timely filed all claims, cost reports or other documentation required by the Medicare, Medicaid and any other third-party payor programs for the Agency Operations prior to the Commencement Date; provided that the Lessor and Lessee agree to share equally the costs to file the Lessor's final cost reports. Copies of such claims and reports shall be supplied to Lessee upon written request. To the extent any such programs determine, on the basis of such closing cost reports or otherwise, that amounts are due to Lessor in respect of periods prior to the Commencement Date, Lessee shall be entitled to such amounts and shall increase dollar for dollar the next installment payment of Rent by such amount. To the extent that any such closing cost reports indicate that amounts are due to the Medicare, Medicaid or other third party payor programs, such amounts shall constitute a current liability of Lessor as of the Commencement Date and Lessee shall assume liability for the same, shall timely pay such amounts and shall decrease dollar for dollar the next installment payment of Rent by such amount.

15. Insurance. Lessee agrees that from and after the Commencement Date until termination of this Lease, it shall obtain and maintain at Lessee's sole cost (i) comprehensive general and professional liability insurance of not less than One Million Dollars ($1,000,000.00) per claim and Three Million Dollars ($3,000,000.00) in the aggregate; and (ii) property and casualty insurance in the amount of not less than One Million Dollars ($1,000,000) per claim and (iii) worker's compensation insurance as required by law in the State of Mississippi. Such insurance policies shall be issued by a company licensed to do business in Mississippi, which company shall have and maintain an A. M. Best rating of at least an "A" during the

     Term of the Lease, and which policy shall name Lessor and Lessee as insureds. Lessee shall provide documentary evidence of such coverage to Lessor, and Lessee shall notify Lessor immediately of any change in coverage. The parties shall notify each other of any claims initiated against them in connection with the Home Health License within five (5) business days of receipt of notice of said claim.

16. Disposition of Obsolete Equipment. Lessor and Lessee recognize that portions of Lessor's Assets may become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the Agency Operations. In any instance in which Lessee in its sound discretion determines that any items of Lessor's Assets have become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary in the Agency Operations, Lessee may remove such items of Lessor's Assets from the Leased Premises and (on behalf of Lessor) sell, trade-in, exchange or otherwise dispose of the same without any responsibility or accountability to Lessor therefor; provided, however, that Lessee shall substitute other equipment having equal or greater utility (but not necessarily the same function) in the Agency Operations, and provided further that such removal and substitution shall not impair the Agency Operations. All such substitute equipment or assets and all additions to the Agency Records by the Lessee (the "Substitute Assets") shall constitute equipment or assets of Lessee and shall be held by Lessee on the same terms and conditions as items originally comprising the equipment and Assets of Lessor, provided, however, that Lessee grants to Lessor, with respect to the Substitute Assets, the right to purchase the Substitute Assets at the termination of this Lease for the purchase price equal to the book value of said Substitute Assets, which value shall be fixed and determined as of the date of termination of this Lease. Lessee will not remove or permit the removal of any of Lessor's Assets from the Leased Premises except in accordance with the provisions of this Section Sixteen (16).

17. Conditions Precedent to this Lessee's Obligation to Lease. All obligations of Lessee pursuant to this Lease are subject to the fulfillment of each of the following conditions at or prior to the Commencement Date:

     a. The representations and warranties of Lessor contained herein above shall have been true and correct as of the date hereof and shall be true and correct on and as of the Commencement Date with the same force and effect as though made on and as of the Commencement Date;

     b. Lessor shall have performed all of its obligations to be performed or complied with on or before the Commencement Date;

     c. On the Commencement Date, no suit, action or other proceeding of any kind or nature shall be pending before any court of competent jurisdiction against Lessee in which damages may be awarded against it in connection with this Lease or the consummation of the transactions contemplated hereby, and no injunction or decree or order shall have been entered and outstanding by any court of competent jurisdiction which prohibits the Lease pursuant to the terms hereof;

     d. Lessee shall have obtained the consent of the Division of Health Planning and Resource Development of the Mississippi State Department of Health and the consent of the Division of Licensure and Certification of the Mississippi State Department of Health to the lease of the Home Health License in accordance with the terms hereof; and

     e. Lessee shall have notified the Centers for Medicare and Medicaid Services and the Mississippi Division of Medicaid of the lease of the Medicare and Medicaid Provider Numbers to Lessee; and

     f. Lessor shall deliver or cause to be delivered the following documents to the Lessee on or before the Commencement Date in a form reasonably acceptable to the parties and their respective counsel:

          i. Any and all documents required by the Mississippi State Department of Health in connection with its review and approval of the lease of the Home Health License in accordance with the terms hereof, provided, however, that Lessee shall have notified Lessor to provide such documents;

               ii. Any and all documents required by the Centers for Medicare and Medicaid Services and from the Mississippi Division of Medicaid in connection with its review and approval of the Lease and change of ownership of the Home Health License in accordance with the terms hereof, provided, however, that Lessee, in a timely manner, shall have notified Lessor to provide such documents;

               iii. A closing certificate confirming that the Lessor's
                    representations and warranties are true and correct on the Commencement Date; and

               iv. Such other documents and things as reasonably may be requested by Lessee.

     Lessor and Lessee agree to cooperate with one another and use its best efforts to cause all of the conditions precedent to be satisfied on or before the Effective Date.

18. Conditions Precedent to Lessor's Obligations to Lease. All obligations of Lessor pursuant to this Lease are subject to the fulfillment of each of the following conditions on or prior to the Effective Date:

     a. The representations and warranties of Lessee contained herein shall have been true and correct as of the date hereof, and shall be true and correct as of the

          Commencement Date with the same force and effect as though made on and as of the Commencement Date;

     b. Lessee shall have performed all of its obligations and agreements, and complied with all of their conditions contained herein to be performed or complied with on or before the Commencement Date;

     c. On the Commencement Date, no suit, action or other proceeding of any kind or nature shall be pending before any court of competent jurisdiction against Lessor in which damages may be awarded against it in connection with this Lease or the consummation of the transactions contemplated hereby, and no injunction or decree or order shall have been entered and outstanding by any court of competent jurisdiction which prohibits the Lease pursuant to the terms hereof;

     d. Lessee shall have obtained the consent of the Division of Health Planning and Resource Development of the Mississippi State Department of Health and the consent of the Division of Licensure and Certification of the Mississippi State Department of Health to the lease of the Home Health License in accordance with the terms hereof; and

     e. Lessee shall have obtained the consent of the Centers for Medicare and Medicaid Services and from the Mississippi Division of Medicaid to the Lease; and

     f. Lessee shall have notified the Centers for Medicare and Medicaid Services and from the Mississippi Division of Medicaid of the lease of the Medicaid and Medicare Provider Numbers to Lessee; and

     g. Lessee shall deliver the following documents to Lessor on or before the Effective Date in a form reasonably acceptable to the parties and their respective counsel:

          i. A closing certificate confirming that the Lessee's representations and warranties contained herein are true and correct as of the Commencement Date.

          ii. Such other documents and things as reasonably may be requested by Lessor.

     Lessee and Lessor agree to cooperate with one another and use their best efforts to cause all of the conditions precedent to be satisfied on or before the Effective Date.

19. Indemnification by Lessor. Lessor agrees that it shall indemnify and hold harmless Lessee and Guarantor against and in respect of:

     a. Any and all damage or deficiency resulting from any misrepresentations, breach of warranty or non-fulfillment of any agreement on the part of Lessor under this Lease or from any misrepresentations in or omission from any certificate or other instrument furnished to Lessor hereunder;

     b. Any claim for finder's fees or brokerage or other commissions by any person, firm or entity, arising by reason of any services alleged to have been rendered to or at the instance of Lessor with respect to this Lease or any of the transactions contemplated hereby;

     c. Any and all claims that may be made against Lessee and/or Guarantor arising out of or relating to the operation of the home health care agency pursuant to the use of the Home Health License (including the Medicare and Medicaid provider agreements and any overpayment liabilities) arising prior to the Commencement Date; and

     d. Any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal or other expenses reasonably incident to any of the foregoing.

20. Indemnification by Lessee and Guarantor. Lessee and Guarantor agree that they shall indemnify and hold Lessor harmless, against and in respect to:

     a. Any and all damage or deficiency resulting from any misrepresentation, breach of warranty or non-fulfillment of any agreement on the part of Lessee under this Lease or from any misrepresentation and omission from any certificate or instrument furnished to Lessee hereunder;

     b. Any claim for finder's fees or brokerage or other commissions by any person, firm or entity arising by reason of any services alleged to have been rendered to or at the instance of Lessee with respect to this Lease or any of the transactions contemplated hereby;

     c. Any and all claims that may be made against Lessor arising out of or relating to the use of the Assets or operation of the home health care agency (including the Medicare and Medicaid provider agreements and any overpayment liabilities) arising on or after the Commencement Date; and

     d. Any and all actions, suits, proceedings, demands, assessments, judgments, costs, legal and other expenses incident to any of the foregoing.

21. Notice. Any notice or request to be given or furnished under this Lease by the parties shall be in writing and shall be delivered personally or sent via facsimile transmission or registered or certified mail, postage prepaid or by prepaid overnight delivery service, at the addresses or facsimile numbers listed below. A notice or request shall be deemed to be given (i) when delivered personally, (ii) when sent by facsimile transmission, or if sent by certified mail or overnight delivery service, at the time of delivery as indicated on the duly completed U.S. Postal Service return receipt or at the time of package pickup as indicated on the records of or certificates provided by the overnight delivery service.

     a.   LESSEE:

                    Mississippi HomeCare of Jackson, LLC
                    Attn: Keith G. Myers
                    1340 Surrey Street
                    Lafayette, LA 70501
                    Telephone: (337) 233-1307
                    Fax:       (337) 235-8037

          with a copy to:

                    Richard A. MacMillan, Esq.
                    Gachassin Law Firm
                    1026 St. John Street
                    Lafayette, LA 70502
                    Telephone:  (337) 235-4576
                    Fax:        (337) 235-5003

          LESSOR:

                    William B. Grete, Esq.
                    Mississippi Baptist Medical Center, Inc.
                    Administration
                    1225 N. State Street
                    Jackson, MS 39202
                    Telephone:  (601) 968-6139
                    Fax:        (601) 968-1383

                    and

                    Mississippi Baptist Health Systems, Inc.
                    Attn: Steve Jackson
                    1225 N. State Street
                    Jackson, MS 39202
                    Telephone:  (601) 968-1247
                    Fax:        (601) 968-1383
          with a copy to:

                    William B. Grete, Esq.
                    Mississippi Baptist Health Systems, Inc.
                    Administration
                    1225 N. State Street
                    Jackson, MS 39202
                    Telephone:  (601) 968-6139
                    Fax:        (601) 968-1383

                    and

                    Gina M. Jacobs, Esq.
                    Watkins Ludlam Winter & Stennis, P.A.
                    633 N. State Street
                    Jackson, MS 39202
                    Telephone:  (601) 949-4705
                    Fax:        (601) 949-4804

22. Survival. Each of the parties' respective representations, warranties and covenants as contained in this Lease or in any document given or famished under or in connection with this Lease or the transactions contemplated hereby shall survive the Effective Date to the full extent necessary for the protection of the parties. The parties specifically acknowledge that the provisions of this Lease must survive in order to allow them the benefit of their respective bargains.

23. Expenses of the Transaction. The parties agree that each of them shall be responsible for the payment from their separate funds of their respective expenses, including without limitation, their respective legal and accounting fees, incurred in connection with this Lease and the transactions contemplated hereby.

24. Further Assurances. The parties shall, without further consideration, execute and deliver any and all such further instruments, documents and agreements as may be reasonably necessary or appropriate to carry out the terms and provisions of this Lease and the transactions contemplated hereby.

25. Assignment. Lessee may not assign any rights or obligations under this Lease, except with Lessor's prior written consent.

26. Amendments. This Lease may be amended only by a written agreement executed by the parties; however, the parties hereto agree to modify the lists of Inventory and Assets purchased or leased hereunder as may be necessary on or after the Commencement Date in order to accurately reflect the Assets and Inventory purchased or leased hereunder.

27 Waiver. No modification, waiver or discharge of any provision or breach of this Lease shall be effective unless it is so done in writing and signed by the party affected thereby.

28. Entire Agreement. This Lease, together with the exhibits and schedules attached hereto and made a part hereof by reference, including the leases and assignments of leases of the facilities as listed on Schedule 4 to Exhibit "A" and attached hereto and incorporated herein by reference, and the documents to be delivered in accordance with the terms hereof, constitute the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all other oral and/or written agreements or understanding among the parties with respect thereto.

29. Governing Law. The parties agree that this Lease shall be governed by and construed in accordance with the laws of the State of Mississippi. No presumption shall be deemed to exist in favor of or against any party as a result of the negotiation and/or preparation of this Lease.

30. Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

31. Binding Effect. This Lease shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto, their respective successors, permitted assigns, and their legal and/or personal representatives.

32. Guaranty. Parent and Guarantor are made a party to this Lease and are bound with Lessee, jointly and severally, for the faithful execution of all of the obligations to be performed on the Lessee's part, including but not limited to the rental payments under Section Two (2) hereof, and Parent and Guarantor furthermore waive all rights to a release from this obligation due to the Lessor's failure to protest for non-payment of rent or due to granting of any extensions or indulgences to Lessee or any modification of this Lease, or due to the filing of a bankruptcy petition by or against Lessee or discharge in bankruptcy, or upon Lessee's insolvency or appointment of a receiver. Parent, Guarantor and Lessee agree that in event of a default hereunder, Lessor may proceed against Lessee, Guarantor or Parent in any order for fulfillment of the obligations pursuant to this Lease.



                  [remainder of this page intentionally blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of this the 3Oth day of September 2003 and effective for all purposes as of the Effective Date.


MISSISSIPPI BAPTIST                        MISSISSIPPI BAPTIST HEALTH
MEDICAL CENTER, INC., LESSOR                    SYSTEMS, INC., LESSOR



By:  /s/ Russell York                      By:  /s/ Russell York
   -------------------------------            -------------------------
Title:    CFO                              Title:       CFO
      ----------------------------               ----------------------


LHC GROUP, LLC                             MISSISSIPPI HOMECARE OF JACKSON, LLC
GUARANTOR                                  LESSEE

                                           By: LHC GROUP, LLC, Manager


By:  /s/ Keith G. Myers                    By:  /s/ Keith G. Myers
   -------------------------------             --------------------------------
   Keith G. Myers, Manager                         Keith G. Myers, Manager


MISSISSIPPI HEALTH CARE GROUP, LLC
PARENT


By:  /s/ Keith G. Myers
   -------------------------------
   Keith G. Myers, Manager